UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 16, 2014

TANGER FACTORY OUTLET CENTERS, INC.
_________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-11986	56-1815473
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3200 Northline Avenue, Greensboro, North Carolina 27408
(Address of principal executive offices) (Zip Code)

(336) 292-3010
(Registrants' telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
On May 16, 2014, Tanger Factory Outlet Centers, Inc. (the "Company") held its Annual Meeting of Shareholders. The first matter on which the common shareholders voted was the election of seven directors to serve until the next Annual Meeting of Shareholders. The results of the voting are as shown below:

Nominees	Votes For	Votes Against	Abstain	Broker Non-Votes
William G. Benton	82,611,382	832,762	24,649	5,938,761
Bridget Ryan Berman	82,945,780	499,444	23,569	5,938,761
Donald G. Drapkin	83,376,794	67,750	24,249	5,938,761
Thomas J. Reddin	82,949,479	493,665	25,649	5,938,761
Thomas E. Robinson	82,567,611	876,533	24,649	5,938,761
Allan L. Schuman	82,910,478	527,866	30,449	5,938,761
Steven B. Tanger	83,189,981	255,463	23,349	5,938,761
The second matter on which the common shareholders voted was the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014. The results of the voting are as shown below:

Votes For	Votes Against	Abstain	Broker Non-Votes
88,754,471	617,826	35,258	—
The third matter on which the common shareholders voted was the approval, on a non-binding basis, of the compensation of our named executive officers. The results of the voting are as shown below:

Votes For	Votes Against	Abstain	Broker Non-Votes
73,590,056	9,787,268	91,469	5,938,761
The fourth matter on which the common shareholders voted was the approval of the 2014 amended and restated Incentive Award Plan. The results of the voting are as shown below:

Votes For	Votes Against	Abstain	Broker Non-Votes
82,109,583	1,262,707	96,503	5,938,761

Item 7.01    Regulation FD

On May 16, 2014, the Company issued a press release announcing the election of directors and officers.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

The following exhibits are included with this Report:

Exhibit 99.1 Press release announcing the election of the Company's directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2014

TANGER FACTORY OUTLET CENTERS, INC.

By:     /s/ Frank C. Marchisello, Jr.
Frank C. Marchisello, Jr.
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.

99.1    Press release announcing the election of the Company's directors and officers.